                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                        AMENDMENT NO. 1 TO CURRENT REPORT

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 March 17, 1998


                             Wang Laboratories, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                      1-5677                              04-2192707
             ------------------------          ---------------------------------
             (Commission File Number)          (IRS Employer Identification No.)

600 Technology Park Drive, Billerica, Massachusetts          01821
--------------------------------------------------------------------
      (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (978) 967-5000
                                                           --------------

      The undersigned Registrant hereby amends Item 7 of its Current Report on Form 8-K dated March 17, 1998 to read in its entirety as follows:

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                 Report of Independent Accountants

                 Olivetti Solutions Combined Consolidated Balance Sheets as of September 30, 1997 and December 31, 1996

                 Olivetti Solutions Combined Consolidated Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996

                 Olivetti Solutions Combined Consolidated Statements of Changes in Net Assets (Liabilities) for the nine months ended September 30, 1997 and the year ended December 31, 1996

                 Olivetti Solutions Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and the year ended December 31, 1996

                 Olivetti Solutions Notes to Combined Consolidated Financial Statements

            (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

                 Pro Forma Combined Condensed Balance Sheet as of March 31, 1998

                 Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 1997

                 Pro Forma Combined Condensed Statement of Operations for the nine months ended March 31, 1998

                 Notes to Pro Forma Combined Condensed Financial Statements

     (c) EXHIBITS

         Item No.   Description
         --------   -----------

         *   2.     Stock Purchase Agreement by and among Wang Laboratories,
                    Inc. Wang Nederland BV, Ing. C. Olivetti & C. S.p.A.,
                    Olivetti Sistemas e Servicios Limitada and Olivetti do
                    Brasil S.A.

            23.1    Consent of Coopers & Lybrand S.p.A.

            23.2    Consent of Arthur Andersen

            23.3    Consent of Arthur Andersen

            23.4    Consent of Arthur Andersen

            23.5    Consent of Arthur Andersen

            23.6    Consent of Price Waterhouse

            23.7    Consent of Price Waterhouse

            23.8    Consent of Price Waterhouse

         *  99.     Credit Agreement among Wang Laboratories, Inc., Various
                    Subsidiary Borrowers, Various Lending Institutions, Bankers
                    Trust Company, As Administrative Agent and Arranger and
                    National Westminster Bank Plc, as Syndication Agent and
                    Arranger and Lehman Commercial Paper Inc., as Documentation
                    Agent and Co-Arranger

-------------------------
*  Previously filed

OLIVETTI SOLUTIONS

























                            COMBINED CONSOLIDATED
                             FINANCIAL STATEMENTS
                                   US GAAP
                As of September 30, 1997 and December 31, 1996





















February 24, 1998

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Olivetti S.p.A.
Ivrea


We have audited the combined consolidated balance sheets of Olivetti Solutions ("Olsy"), an integrated business unit of the Olivetti Group, as of September 30, 1997 and December 31, 1996 and the related combined consolidated statements of income, changes in net assets (liabilities) and cash flows for the nine month and one year periods, respectively then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain combined and/or consolidated companies, whose statements as of and for the nine months ended September 30, 1997 and the year ended December 31, 1996 reflect total assets and revenues constituting 22% and 22% and 15% and 16% respectively, of the related combined consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, in so far as it relates to the amounts included for those companies, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olsy as of September 30, 1997 and December 31, 1996 and the results of its operations and its cash flows for the nine month and one year periods respectively then ended, in conformity with generally accepted accounting principles in the United States of America.


 Coopers & Lybrand S.p.A.



Turin, Italy
February 24, 1998 except with respect to notes 29 c) and 29 d) for which the dates are April 7, 1998 and May 12, 1998 respectively.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Olsy Belgium S.A.:

We have audited the accompanying consolidated carved out balance sheet of OLSY BELGIUM S.A. AND SUBSIDIARIES as of December 31, 1996 and the related consolidated statements of income, cash flows, and stockholders' equity for the year then ended and the accompanying consolidated balance sheet of Olsy Belgium S.A. and subsidiaries as of September 30, 1997 and the related consolidated statements of income, cash flows, and stockholders' equity for the nine months period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above (not presented separately herein) present fairly, in all material respects, the consolidated carved out financial position of Olsy Belgium S.A. and subsidiaries as of December 31, 1996, and the consolidated results of their carved out operations and the consolidated carved out cash flows for the year then ended and the consolidated financial position of Olsy Belgium S.A. and subsidiaries as of September 30, 1997, and the consolidated results of the their operations and the consolidated cash flows for the nine months period then ended in conformity with accounting principles generally accepted in the United States of America.

ARTHUR ANDERSEN
Reviseurs d'Entreprises


/s/ Guy Wygaerts
---------------------------------
Guy Wygaerts


February 24, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Olivetti Espana, S.A.:

We have audited the accompanying carved-out balance sheet of Olivetti Espana, S.A. as of December 31, 1996, and the accompanying balance sheet as of September 30, 1997, and the related statements of income, cash flows and changes in stockholders' equity for the year ended December 31, 1996 and for the nine-month period ended September 30, 1997. There financial statements are the responsibility of Olivetti Espana, S.A.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Espana, S.A. as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine-month period ended September 30, 1997, in accordance with generally accepted accounting principles in the United States of America.


ARTHUR ANDERSEN



/s/ Koro Usarraga
-----------------
Koro Usarraga



February 23, 1998

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Olivetti Corporation of Japan:

We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of December 31, 1996 and the related statements of loss and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Arthur Andersen

Tokyo, Japan,
November 7, 1997

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
  Olivetti Corporation of Japan:

We have audited the accompanying balance sheet of Olivetti Corporation of Japan (a Japanese corporation, 80%-owned by Olivetti Systems Technology Corporation and 20%-owned by Toshiba Corporation) as of September 30, 1997 and the related statements of loss and accumulated deficit, and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatment. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above (not presented separately herein) present fairly, in all material respects, the financial position of Olivetti Corporation of Japan as of September 30, 1997 and the results of its operations and its cash flows for the nine-month period then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Arthur Andersen

Tokyo, Japan,
November 7, 1997

To the shareholders of
Olsy Austria Information Systems GmbH
Vienna


Olsy Austria Information Systems GmbH (Olsy Austria)
Audit Opinion on the Consolidated Financial Statements as of December 31, 1996 and September 30, 1997

We have audited the accompanying consolidated balance sheet of Olsy Austria and its subsidiaries as of December 31, 1996 and September 30, 1997 and the related consolidated profit and loss account and statements of cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997, all expressed in thousands of Austrian Schillings. These consolidated financial statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of the above financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above after the restatement described in Note 11, present fairly, in all material respects, the financial position of Olsy Austria as of December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months period ended September 30, 1997 in conformity with generally accepted accounting principles in the United States of America.


                                                PRICE WATERHOUSE AG


                               /s/ WOLFRAM STEINER           /s/ JOHANNES MORTL
                               -------------------           -------------------
                                   WOLFRAM STEINER               JOHANNES MORTL




February 24, 1998, except as to
Note 11, which is as of May 12, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

TO THE DIRECTORS AND SHAREHOLDERS OF OLIVETTI (HONG KONG) LIMITED


We have audited the accompanying consolidated financial statements of Olivetti (Hong Kong) Limited and its subsidiary as of September 30, 1997 and December 31, 1996 and the related consolidated statements of income, of cash flows and of changes in shareholders' equity for the nine months period ended
September 30, 1997 and the year ended December 31, 1996, all expressed in Hong Kong dollars. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Olivetti (Hong Kong) Limited and its subsidiary at September 30, 1997, and December 31, 1996 and the consolidated results of their operations and their cash flows for the period from January 1, 1997 to September 30, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles in the United
States of America.



PRICE WATERHOUSE

Price Waterhouse
Certified Public Accountants


HONG KONG, January 10, 1998

REPORT OF THE INDEPENDENT AUDITORS

To the Board of Directors of
Olsy Africa (Proprietary) Limited

We have audited the accompanying consolidated balance sheets of Olsy Africa (Proprietary) Limited as of September 30, 1997 and December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two periods ended September 30, 1997 and December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Olsy Africa (Proprietary) Limited as at September 30, 1997 and December 31, 1996 and the consolidated results of its operations and its cash flows for each of the periods ended September 30, 1997 and December 31, 1996 in conformity with generally accepted accounting principles in the United States of America.


                                                               December 24, 1997


/s/ Price Waterhouse

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                      COMBINED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1997 AND DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

ASSETS                                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
------                                         ------------------   -----------------
Current assets:
  Cash and cash equivalents                                   179                 329
  Restricted cash                                              13                  10
  Marketable securities                                        19                  10
  Accounts receivable trade,
    net of allowance for doubtful accounts                  1,263               1,617
  Advances to related parties                                 744                 538
  Inventories                                                 405                 405
  Accrued income, prepaid expenses
    and other current assets                                  294                 343
  Deferred tax assets                                           2                   3
                                                            -----               -----
    Total current assets                                    2,919               3,255
                                                            -----               -----

Property, plant and equipment, net                            364                 359
Investments                                                    16                  16
Prepaid pension costs                                          22                  21
Intangible assets, net                                         29                  29
Other assets                                                   66                  54
Deferred tax assets                                            13                  17
                                                            -----               -----
    TOTAL ASSETS                                            3,429               3,751
                                                            =====               =====

LIABILITIES
-----------
Current liabilities:
  Due to related parties                                      533               1,026
  Current portion of long-term debt and
    obligations under capital leases                          341                 518
  Accounts payable and accrued liabilities                  1,595               1,585
  Other current liabilities                                   103                 166
  Income taxes payable                                         10                  21
                                                            -----               -----
    Total current liabilities                               2,582               3,316
                                                            -----               -----

Long-term debt                                                 76                  89
Obligations under capital leases                               85                  96
Other liabilities                                             429                 402
Deferred tax liabilities                                        3                   4
Minority interests                                             22                  31
                                                            -----               -----
    TOTAL LIABILITIES                                       3,197               3,938
                                                            -----               -----
Commitments and contingencies (Note 20)

Net assets (liabilities)                                      232                (187)
                                                            -----               -----
    TOTAL LIABILITIES AND NET ASSETS                        3,429               3,751
                                                            =====               =====


    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                   COMBINED CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                          SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                          ------------------    -----------------
Revenues:
   Product sales                                                       1,590                2,218
   Services                                                            1,280                2,263
   Other                                                                  68                   14
                                                                      ------               ------
     TOTAL NET REVENUES                                                2,938                4,495

Operating costs and expenses:
   Cost of product sales                                              (1,309)              (1,828)
   Cost of services                                                     (994)              (1,785)
   Selling, general and administrative                                  (702)              (1,048)
   Restructuring costs                                                    (1)                 (82)
                                                                      ------               ------
     TOTAL OPERATING COSTS AND EXPENSES                               (3,006)              (4,743)
                                                                      ------               ------

     Loss before interest expense,
       provision for income taxes, minority interests
       and extraordinary item                                            (68)                (248)

Interest expense, net                                                    (35)                 (76)
                                                                      ------               ------
     Loss before provision for income taxes,
       minority interests, and extraordinary item                       (103)                (324)

Provision for income taxes                                               (15)                 (29)
Minority interests in net loss (earnings) of subsidiaries                  5                   (3)
                                                                      ------               ------
  NET LOSS BEFORE EXTRAORDINARY ITEM                                    (113)                (356)

    Loss on early extinguishment of debt, net of tax                      --                  (30)
                                                                      ------               ------
  NET LOSS                                                              (113)                (386)
                                                                      ======               ======




    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
                        COMBINED CONSOLIDATED STATEMENTS
                     OF CHANGES IN NET ASSETS (LIABILITIES)
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
                        THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)




BALANCE,  JANUARY 1, 1996                                                   297

Adjustment for the initial adoption of FASB 87, net of tax (Note 18)        (25)
Capital contribution (Note 18)                                               13
Net capital distribution (Note 1)                                           (84)
Net loss                                                                   (386)
Foreign currency translation adjustment                                      (2)
                                                                           ----
BALANCE, DECEMBER 31, 1996                                                 (187)

Forgiveness of amounts due to Olivetti Group (Notes 1 and 11)               515
Capital increase, Olivetti Espana S.A. (Note 27)                             15
Net loss                                                                   (113)
Foreign currency translation adjustment                                       2
                                                                           ----
BALANCE, SEPTEMBER 30, 1997                                                 232
                                                                           ====



    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP)
               COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
                    THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                           (ITALIAN LIRE IN BILLIONS)

                                                                                SEPTEMBER 30, 1997    DECEMBER 31, 1996
                                                                                ------------------    -----------------
Cash flows from operating activities:
  Net loss                                                                                    (113)                (386)
  Adjustments to reconcile net loss to cash flows provided
        by operating activities:
    Gain on sale of property, plant and equipment and shareholdings                            (31)                  (7)
    Loss on disposition of assets                                                               --                   23
    Loss on early extinguishment of debt                                                        --                   30
    Allowance for doubtful accounts                                                             11                   25
    Depreciation and amortization of property, plant and equipment
        and intangible assets                                                                  101                  161
    Restructuring costs                                                                          1                   33
    Tax deferrals                                                                                5                    8
    Allocated costs, not paid                                                                   26                   --
    Pension expense                                                                             21                   25
    Other                                                                                       (3)                 (12)
    Changes in assets and liabilities:
      Decrease in accounts receivable                                                          343                  922
      Decrease in inventories                                                                   --                  161
      (Increase) decrease in other current and noncurrent assets                                24                  (67)
      Increase (decrease) in accounts payable and accrued liabilities                           10                 (566)
      Increase (decrease) in other current and noncurrent liabilities                          (68)                (191)
                                                                                              ----                 ----
             NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                                   327                  159

Cash flows from investing activities:
  Advances to related parties                                                                 (206)                  21
  Additions to property, plant and equipment                                                   (96)                (118)
  Proceeds from the sale of property, plant and equipment and shareholdings                     46                   28
  Acquisition of businesses, net of cash acquired                                               (9)                 (24)
  Other, principally marketable securities                                                     (10)                 206
                                                                                              ----                 ----
             NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES                                 (275)                 113

Cash flows from financing activities:

  Due to related parties                                                                         4                  (53)
  Capital contribution from Olivetti Group                                                      15                   13
  Cash distribution to Olivetti Group                                                           --                 (159)
  Proceeds from long-term debt                                                                  --                   55
  Retirement of long-term debt                                                                (205)                (217)
                                                                                              ----                 ----
             NET CASH USED IN FINANCING ACTIVITIES                                            (186)                (361)

Effect of exchange rate changes on cash and cash equivalents
  and restricted cash                                                                          (13)                 (31)

Decrease in cash and cash equivalents and restricted cash                                     (147)                (120)

Cash and cash equivalents and restricted cash, beginning of year                               339                  459
                                                                                              ----                 ----
             CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR                        192                  339
                                                                                              ====                 ====

Income taxes paid                                                                               21                   14
Interest paid                                                                                   20                   76




    The accompanying notes are an integral part of the combined consolidated financial statements.

                               OLIVETTI SOLUTIONS
               (AN INTEGRATED BUSINESS UNIT OF THE OLIVETTI GROUP) NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     THE COMPANY

     Olivetti Solutions "OLSY", an integrated business unit of the Olivetti Group, includes the combined systems and services businesses of Olivetti Solutions S.p.A. ("Olsy S.p.A.") and its legally owned companies, O. Group Technology S.p.A., Regulus S.p.A., O.R.E.& L s.r.l., the systems and services business of Olivetti do Brasil, 40% interest in Olivetti Espana and Olivetti Corporation of Japan and their predecessor operations (collectively the "Company" or the "Business"). These financial statements have been prepared pursuant to the requirements of the draft Sale and Purchase Agreement by and among Wang Laboratories, Inc., Wang Netherland B.V., Olivetti S.p.A., Olivetti Holding B.V. and Olivetti do Brasil S.A. for inclusion in filings with the United States of America Securities and Exchange Commission under Rule 3.05 of Regulation SX.


     DESCRIPTION OF BUSINESS

     The Company is a provider of information technology ("IT") solutions and services to the Italian, European and global market. The Company's primary geographical markets outside of Italy are: Great Britain, Netherlands, France, Belgium, North America and Japan. The Company delivers solutions and services based on open computing standards, distributed client server architectures and network infrastructures to customers, pricipally in the banking, public authority, utility and retail sectors. The solutions range from development of the initial computing environment to systems integration and include analysis, design, validation, procurement and production through to delivery and roll out of complete solutions. The services provided by the Company, include hardware, software and network maintenance and support, outsourcing of distributed desktop computing environments and consultancy all of which are provided under contractual arrangements with customers.


     FORMATION

     Prior to 1996, the business of the Company was conducted by Olivetti S.p.A., several other Olivetti Group corporations located in Italy and in various other countries, some of which conducted other operations through several business lines (the "Non-Olsy Business"). Beginning in 1995, the Olivetti Group began a series of transactions to formally separate the business of the Company from the Non-Olsy Business. At the end of 1995 and during the first months of 1996, certain international subsidiaries of the Olivetti Group transferred certain Non-Olsy Business assets and liabilities, consisting primarily of inventories and severance pay reserves, to other newly created Olivetti Group companies. The remaining assets and liabilities of the Non-Olsy Business including cash, tangible and intangible assets, trade receivables, payables, and provisions were transferred to the Company. These transfers have been recorded as a net capital distribution in the combined consolidated statement of changes in net assets (liabilities). Accordingly, the statements of income and cash flows subsequent to the transfer reflect the activity relating to the transferred assets and liabilities.

     On January 1, 1997, substantially all of the systems and services assets and liabilities of Olivetti S.p.A. were transferred to Olivetti Solutions S.p.A. (formerly Sixcom S.p.A.), an Olivetti Group company, which prior to that date, had nominal activity and nominal assets and liabilities. As part of the transaction several minor companies involved in the systems and services business' and certain other assets and liabilities mainly including cash, intangibles and debt were retained by Olivetti S.p.A. For the purpose of these financial statements these transactions have been accounted for as part of the net capital distribution described above, in the combined consolidated statement of changes in net assets (liabilities) as of December 31, 1996.

     During 1997, substantially all of the shareholdings in certain international subsidiaries of the Olivetti Group, except for the shareholdings in Olivetti do Brasil, Olivetti Corporation of Japan, 40% of Olivetti Espana S.A., O.Group Technology S.p.A., Regulus S.p.A. and O.R.E.&
     L. s.r.l., and some other minor Italian entities were transferred to Olivetti Solutions S.p.A. In conjunction with the transfer certain amounts including debt, interest and allocated costs owed by the Company to other Olivetti Group Companies of approximately Lire 515 billion was forgiven. The forgiveness has been recorded as a net capital contribution in the combined consolidated statement of changes in net assets (liabilities).

     As a result of the above changes in legal structure and share ownership certain previously combined entities were consolidated in 1997.

     BASIS OF PRESENTATION

     These financial statements present the combined consolidated assets and liabilities and results of operations of the Company. Because the Company did not previously prepare separate financial statements, these financial statements were derived by extracting the assets and liabilities and results of operations of the Company from the consolidated assets, liabilities and results of operations of the Olivetti Group. Accordingly, the combined consolidated financial statements contain necessary allocations of assets, liabilities, revenues and expenses attributable to the Company as deemed reasonable by management to present the Company on a stand alone basis. Although management is unable to estimate the actual costs that would have been incurred had the services been purchased from independent third parties, the allocation methodologies described below and within the respective notes to financial statements, where appropriate, are considered reasonable by management. However, the financial position and results of operations of the Company may differ from the results that may have been achieved had the Company operated as an independent entity. Additionally, future expenses incurred as an independent entity may not be comparable to the historical levels.

     The combined consolidated financial statements are presented in accordance with generally accepted accounting principles of the United States of America.

     The reporting currency of the Company is the Italian lira. All amounts in these financial statements have been prepared in billions of Italian lira unless otherwise stated.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ALLOCATIONS

     The financial statements reflect the assets, liabilities, revenue and expenses that were directly related to the Company as they were operated within the Olivetti Group. In cases involving assets and liabilities not specifically identifiable to any particular business line, a portion of such items were allocated to the Company based on assumptions that management considers reasonable in the circumstances.

     The Olivetti Group uses a centralized approach to cash management and the financing of its operations, except for certain specific cash, marketable securities, and debt recorded by the operating companies. Cash and cash equivalents, marketable securities and debt not specifically identifiable to the operations of the Company were allocated to the Company based on the historical debt to equity ratio of each individual operating company within Olsy as of the beginning of 1996. The balances of these accounts at the end of 1996 reflect the beginning allocated balance plus the net cash inflow and outflow during the year. Interest expense on attributed debt was allocated to the Company by applying the average interest rates applicable to each operating company to which the debt related to.

     The statements of income include all of the costs of doing business including specific corporate costs of the Company and certain allocated costs incurred by the Olivetti Group on the Company's behalf including finance, human resources, investor relations, strategic planning, legal and the tax department. These allocations were based on a variety of factors including, for example, the number of employees, estimates of usage and revenues.

     Prior to December 31, 1996, the Company participated in certain Olivetti Group centralized foreign currency and risk management functions. As part of these activities, derivative financial instruments were utilized to manage risks generally associated with foreign currency and interest rate volatility. The statement of income for 1996 reflects both specific and allocated benefits and costs from these functions.


     PRINCIPLES OF COMBINATION AND CONSOLIDATION

     The combined consolidated financial statements of the Company include the consolidated accounts of Olsy S.p.A. and its subsidiaries and the combined accounts of O.Group Technology S.p.A., Regulus S.p.A., O.R.E.& L. s.r.l., 40% of Olivetti Espana S.A., and Olivetti Corporation of Japan, and their respective predecessor entities. All significant intercompany accounts and transactions have been eliminated.


     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. The most significant estimates and assumptions relate to revenue and cost allocations, income tax allocations, allowance for uncollectable accounts receivable, employee benefit plans and the reserve for restructuring costs. Actual results could differ from these estimates.


     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents includes cash in hand and cash in bank current accounts, with original maturities of three months or less. Included in cash and cash equivalents as of September 30, 1997 and December 31, 1996 is approximately Lire 69 billion and Lire 119 billion, respectively of cash collected in connection with the securitization program (Note 4) that must be transferred to the program administrator as repayment of financing under the securitization program.

     INVENTORIES

     Inventories are valued at the lower of purchase or production cost, determined on an average cost basis, or net realizable value. Inventories also include work-in-process recorded using the percentage of completion (cost to cost) method. Any losses on such contracts are charged to the combined consolidated statement of income in the period in which they are first identified.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. Upon retirement or other disposal of fixed assets, the costs and related accumulated depreciation or amortization are eliminated from the accounts, and any resulting gain or loss is reflected in income for the period. Repairs and maintenance costs are charged to expense as incurred.

     The yearly rates are the following:

     Buildings                                                             3-5%
     Plant and machinery                                                 10-20%
     Industrial and commercial equipment                                 20-40%
     Electronic office machines                                          20-33%
     Office furniture and fixture                                        12-25%
     Vehicles                                                            14-25%


     INTANGIBLE ASSETS

     The excess of cost over the fair value of net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods of 5 to 10 years. The cost of other acquired intangibles is amortized on a straight-line basis over their estimated useful lives. The Company evaluates the carrying value of intangible assets if the facts and circumstances indicate a potential impairment of their carrying value. Any impairments are recognized when the expected future undiscounted operating cash flows related to such intangible assets are less than their carrying values.


     RECOGNITION OF REVENUES

     Revenues from the sale of products are recognized on the transfer of ownership. Revenues from rental and maintenance contracts are recognized as earned. Revenues from long-term contracts are recorded using the percentage of completion (cost to cost) method.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. The Company receives under the terms of specific legislation assisted loans for research and development purposes. Interest-relief grants that reduce the financial charges applied to the research loans received are recognized on an accrual basis. The costs incurred for research and development were Lire 33 billion and Lire 90 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     INCOME TAXES

     The Company is not a separate taxable entity for Italian or international tax purposes. Accordingly, income tax expense in the combined consolidated financial statements has been calculated on a separate tax return basis by tax jurisdiction.

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS 109 requires an asset and liability approach for financial accounting and reporting for income tax purposes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences and net operating loss carryforwards by applying enacted statutory tax rates applicable to future years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.


     FOREIGN CURRENCY TRANSLATION

     The Company has determined that the local currencies of its international subsidiaries are their functional currencies. In consolidating international subsidiaries, assets and liabilities are translated at period end exchange rates and income statement items are translated at the average exchange rates for the period. Translation adjustments are reported as an adjustment to net assets (liabilities).


     FOREIGN CURRENCY TRANSACTIONS

     Currency gains and losses resulting from transactions denominated in currencies other than the local currency are included in results of operations. Net currency transaction losses included in other expense were Lire 5 billion and Lire 32 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     CONCENTRATION OF CREDIT RISKS

     The Company deposits its cash with major banks throughout the world and invests in high-quality, short-term liquid money market instruments. The Company has a policy of making investments only with commercial institutions that have at least an "A" (or equivalent) credit rating. The Company's practice has been to advance its excess cash to other Olivetti Group companies. Although the Company does not currently foresee a credit risk associated with these amounts, the Company may suffer a significant loss in the case of non performance by these affiliates.

     The Company sells a broad range of products in the information technology sector in most countries of the world. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses.


3.   RESTRICTED CASH

     Restricted cash as of September 30, 1997 and December 31, 1996 consists of Lire 13 billion and Lire 10 billion respectively, held in deposit by a bank which has provided financing to another Olivetti Group company. This financing was repaid on October 11, 1997 and consequently the restriction was removed.


4.   ACCOUNTS RECEIVABLE TRADE, NET

     Accounts receivable, net, consists of the following:

     (In billions of lire)                    SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                    ------------------    -----------------

     Amounts due from third parties                        1,283                1,534
     Amounts due from:
        Olivetti Group companies                             108                  214
                                                           -----                -----
     Total                                                 1,391                1,748
     Less: allowance for doubtful accounts                   128                  131
                                                           -----                -----
     TOTAL                                                 1,263                1,617
                                                           =====                =====


     Receivables from related parties mainly comprise amounts due for goods and services provided in the ordinary course of business.

     Within the normal course of business, the Company operates a securitization program whereby trade accounts receivable are transferred to Global Accounts Receivable Backed Offerings Ltd. ("Garbo"). At the time of transfer the Company receives cash equal to approximately 70% of the total nominal value of the receivables transferred or the advance purchase price ("APP"). The remaining purchase price, less applicable fees, or the deferred purchase price ("DPP"), is received on collection of the transferred receivables. In accordance with generally accepted accounting principles in the United States of America, the transfers have been accounted for as secured borrowings. In this regard, the receivables transferred under the program have been retained in the accounts of the Company until collected and the APP is recorded as short term debt (See Note 14). As of September 30, 1997 and December 31, 1996, approximately Lire 173 billion and Lire 191 billion, respectively were transferred and remained uncollected as of the balance sheet dates, under the program. The Company provides for potential bad debts on transferred receivables consistent with its policy on receivables that are not transferred as part of the program. Included in interest expense for the nine months ended September 30, 1997 and for the year ended December 31, 1996 is approximately Lire 12 billion and Lire 29 billion, respectively in interest charges for the program.

     As part of the securitization program, the Company granted a subordinated start up loan of Lire 2 billion and subordinated revolving loans equal to the APP received for ineligible receivables (as defined), to Garbo of Lire 7 billion and Lire 17 billion as of September 30, 1997 and December 31, 1996, respectively, all of which are included in other current receivables.

     The Company is the collection agent for the transferred receivables. Cash collected on transferred receivables that has not been forwarded to Garbo as of the balance sheet date, is recorded as cash with a corresponding liability of the same amount in debt from factors and other financial institutions (Note 14).

     According to the terms of the contract the securitization program expires unless renewed. Subsequent to the balance sheet date the Company chose to discontinue the program. The program is currently in wind up.


5.   ADVANCES TO RELATED PARTIES

     Advances to related parties consist of the following:

     (In billions of lire)                                  SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                                  ------------------    -----------------
     Due from Olivetti International S.A.                                  191                  124
     Due from Olivetti S.p.A.                                              535                  404
     Other:
       - due from Olivetti Finanziaria Industriale                           8                    6
       - due from Rapida SA                                                  7                   --
       - due from Olivetti Supplies                                          1                    1
       - due from Olivetti Africa Lexikon                                    2                    3
                                                                           ---                  ---
     TOTAL                                                                 744                  538
                                                                           ===                  ===

     The amounts due from Olivetti International S.A. consist of excess cash of the foreign operating companies deposited with this related party, bearing interest at LIBOR for the various currencies plus 0.125%. The amounts due from Olivetti S.p.A. consist of an interest bearing current account, bearing interest at rates established from time to time. On January 1, 1997 the Company entered into a formal agreement with Olivetti S.p.A. for the interest bearing current account and the amounts payable to it. In accordance with the terms of the agreement, the Company may terminate the arrangement with one months notice and in the event the Company is no longer an Olivetti Group Company.


6.   INVENTORIES

     Inventories consist of the following:

     (In billions of lire)           SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------           ------------------    -----------------


     Spare parts                                     53                   30
     Raw materials                                   15                   44
     Work in process                                 20                   20
     Finished goods                                 185                  225
     Contract work-in-process                       132                   86
                                                    ---                  ---
     TOTAL                                          405                  405
                                                    ===                  ===


     Recorded in contract work-in-process are cost and unbilled margin of approximately Lire 32 billion as of September 30, 1997 and December 31, 1996, respectively, relating to a contract on which work has been suspended. Management anticipates a favorable resolution in the matter. The Olivetti Group has committed to reimburse the Company for any potential losses under the contract on or before December 31, 1999.



7.   ACCRUED INCOME, PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Accrued income, prepaid expenses and other current assets consist of the following:

     (In billions of lire)                          SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------                          ------------------    -----------------

     Accrued income - third parties                                 68                   28
     Prepaid expenses - third parties                               71                   40
     Accrued income and prepaid expenses:
        - Olivetti Group companies                                  23                    6
     Financial receivables from third parties                       23                   40
     Other receivables:
        - third parties                                            107                  201
        - other Olivetti Group Companies                             2                   28
                                                                   ---                  ---
     TOTAL                                                         294                  343
                                                                   ===                  ===

8.   PROPERTY, PLANT AND EQUIPMENT, NET

     Property, plant and equipment, net consists of the following:

                                                                           SEPTEMBER 30, 1997
                                                              --------------------------------------------       -----
                                                                          HELD UNDER           LEASED TO         TOTAL
(in billions of lire)                                         OWNED      CAPITAL LEASE       THIRD PARTIES
---------------------                                         -----      -------------       -------------       -----
Land and buildings                                              202                 83                             285
Plant and machinery                                             167                  4                   24        195
Industrial and commercial equipment                             391                                                391
Other assets                                                    251                  5                             256
Assets under construction                                        42                                                 42
                                                              -----                 --                   --      -----
Total                                                         1,053                 92                   24      1,169

Less:accumulated depreciation and amortization                  753                 33                   19        805
                                                              -----                 --                   --      -----
TOTAL                                                           300                 59                    5        364
                                                              =====                 ==                   ==      =====


                                                                           DECEMBER 31, 1996
                                                              --------------------------------------------       -----
                                                                          HELD UNDER           LEASED TO         TOTAL
(in billions of lire)                                         OWNED      CAPITAL LEASE       THIRD PARTIES
---------------------                                         -----      -------------       -------------       -----
Land and buildings                                              205                 87                             292
Plant and machinery                                             111                                      17        128
Industrial and commercial equipment                             360                                                360
Other assets                                                    175                  6                             181
Assets under construction                                        43                                                 43
                                                              -----                 --                   --      -----
Total                                                           894                 93                   17      1,004
                                                              -----                 --                   --      -----
Less:accumulated depreciation and amortization                  617                 26                    2        645
                                                              -----                 --                   --      -----
TOTAL                                                           277                 67                   15        359
                                                              =====                 ==                   ==      =====



     Depreciation and amortization expense for property, plant and equipment was Lire 97 billion and Lire 133 billion, for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


9.   INVESTMENTS

     Investments consist of the following:

(In billions of lire)                   SEPTEMBER 30, 1997    DECEMBER 31, 1996
---------------------                   ------------------    -----------------

Investments in associated companies                     14                   13
Investments in other companies                           2                    3
                                                        --                   --
TOTAL                                                   16                   16
                                                        ==                   ==

     INVESTMENTS IN ASSOCIATED COMPANIES


                                                           SEPTEMBER 30, 1997           DECEMBER 31, 1996
                                                                            %                           %
(In billions of lire)                                    BOOK VALUE       OWNED      BOOK VALUE       OWNED
---------------------                                    ----------------------      ----------------------
Investments accounted using the equity method:
  - Caridata S.p.A.                                               2       40.00              --
  - Datitalia Processing S.p.A.                                   4       30.00               4       30.00
  - ISC Bunker Ramo de Mexico                                     1       25.00              --
  - ISC Argentina SA                                              2       49.00               2       49.00
  - Olicredit                                                    --                           2       49.00
                                                                 --                          --
Total                                                             9                           8

Investments carried at cost:
  - Infogroup                                                     1       20.00               1       40.00
  - Consorzio Narita                                              1       50.00               1       50.00
  - Zhongshan Bank Autom.                                         1       40.00              --
  - Others (1996 includes 40% of Caridata)                        2                           3
                                                                 --                          --
TOTAL INVESTMENTS IN ASSOCIATED COMPANIES                        14                          13
                                                                 ==                          ==




     INVESTMENTS IN OTHER COMPANIES


                                                           SEPTEMBER 30, 1997           DECEMBER 31, 1996
                                                                            %                           %
(In billions of lire)                                    BOOK VALUE       OWNED      BOOK VALUE       OWNED
---------------------                                    ----------------------      ----------------------
Investments stated at cost:
  - Olivetti Ricerca S.C.p.A.                                     2        3.70               2        3.70
  - Others                                                       --                           1
                                                                 --                          --
TOTAL INVESTMENTS IN OTHER COMPANIES                              2                           3
                                                                 ==                          ==

10.  INTANGIBLE ASSETS, NET

     Intangible assets, net consist of the following:

     (In billions of lire)              SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------              ------------------    -----------------

     Goodwill                                           25                   23
     Patents and copyrights                             15                   13
     Intangible asset, pension                           7                   10
                                                        --                   --
     Total                                              47                   46
     Less: accumulated amortization                     18                   17
                                                        --                   --
     NET INTANGIBLE ASSETS                              29                   29
                                                        ==                   ==


     Amortization expense for intangible assets was Lire 4 billion and Lire 28 Billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company acquired all or a majority of the shares in several entities. The acquisitions have been accounted for using the purchase business combination method. Supplemental pro forma information on the results of operations as though the entities had combined at the beginning of the period in which acquired and for the proceding period, if required, have not been presented as the pro forma results of operations were not material in the aggregate.


11.  OTHER ASSETS

     Other assets consist of the following:

     (In billions of lire)              SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------              ------------------    -----------------


     Financial receivables                              37                   27
     Deposits                                           29                   27
                                                        --                   --
     TOTAL                                              66                   54
                                                        ==                   ==


12.  DUE TO RELATED PARTIES

     Due to related parties consists of the following:

     (In billions of lire)                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                         ------------------   -----------------

     Due to Olivetti Finanziaria Industriale                       11                  --
     Due to Olivetti International S.A.                           476                 406
     Due to Olivetti S.p.A.                                        45                 611
     Other Olivetti Group Companies                                 1                   9
                                                                  ---               -----
     TOTAL                                                        533               1,026
                                                                  ===               =====


     The amount due to Olivetti S.p.A. at December 31, 1996 of Lire 611 billion reflects the allocation of debt to the Company determined based on the historical debt to equity ratio of Olivetti S.p.A. as of the beginning of the year. During 1997 approximately Lire 497 billion of the amount due was forgiven. The forgiveness of debt has been recorded as a capital contribution in the statement of net assets (liabilities).

     During the nine months ended September 30, 1997 and the year ended December 31, 1996, the Company recorded interest expense of Lire 25 billion and Lire 55 billion, respectively on borrowings from related parties. The amounts due to Olivetti International S.A. bear interest at LIBOR plus 2.50% for the various currencies. The amounts due to Olivetti S.p.A. bear interest at rates established from time to time in accordance with the agreement described in note 5.


13.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following:

     (In billions of lire)                         SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                         ------------------   -----------------

     Trade payables:
       - to third parties                                         744                 633
       - to Olivetti Group                                        136                 323
     Deferred income                                              177                 148
     Accrued liabilities and customer advances                    267                 262
     Taxes (other than income) and social
       security authorities                                       113                 125

     Other payables:
       - to Olivetti Group                                         48                  12
       - to third parties                                         110                  82
                                                                -----               -----
     TOTAL                                                      1,595               1,585
                                                                =====               =====


14.  OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------

     Reserve for restructuring costs                                           33                  74
     Warranty reserve                                                          21                  27
     Other provisions                                                          49                  65
                                                                              ---                 ---
     TOTAL                                                                    103                 166
                                                                              ===                 ===


     The reserve for restructuring costs as of September 30, 1997 and December 31, 1996 total Lire 33 billion and Lire 74 billion, respectively and are comprised of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------

     Work force reduction costs                                                12                  39
     Abandoned space                                                           15                  24
     Other provisions                                                           6                  11
                                                                               --                  --
     TOTAL                                                                     33                  74
                                                                               ==                  ==



15.  DEBT

     Debt consists of the following:

     (In billions of lire)                                     SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------                                     ------------------   -----------------
     IMI loans for research, repayable by 1998
       yearly interest rates of 4.5%                                            1                   1

     IMI loans for research, pursuant to Law
       no. 346/1998 (interest relief grants)
       repayable by 2003. Yearly interest rate of 2.265%                        6                   7

     Assisted loans for technological innovation
       (FIT) repayable by 2007  yearly
       interest rates of  8.76%                                                 2                   2

     Other loans of foreign subsidiaries
       repayable by 2003                                                       79                 231

     Short term bank borrowings                                               117                 125

     Factors or other financial institutions                                  199                 231
                                                                              ---                 ---
                                                                              404                 597

     Less: Current debt and current portion
              of long term debt                                               328                 508
                                                                              ---                 ---
     LONG TERM DEBT                                                            76                  89
                                                                              ===                 ===


     Prior to 1996, the Company entered into a sale-leaseback transaction involving the Company's office buildings in Germany. The transaction was accounted for as a financing. Included in other loans of foreign subsidiaries as of September 30, 1997 and December 31, 1996 is approximately Lire 66 billion and Lire 69 billion, respectively for this arrangement. Approximately Lire 26 billion of the above mentioned financing was retained by the purchaser subject to the successful completion of certain ongoing renovations to the buildings. The retained amount has been recorded as a financial receivable by the Company and included in other assets.

     The weighted average interest rate on outstanding short term borrowings was 5.82% for the nine months ended September 30, 1997, which was substantially the same for the year ended December 31, 1996.

     Included in debt from factors or other financial institutions as of September 30, 1997 and December 31, 1996 is approximately Lire 94 billion and Lire 72 billion, respectively of APP.

     Aggregate maturities of debt are as follows:

     YEAR ENDING                                             AMOUNTS
     SEPTEMBER 30,                                      (in billions of lire)
     -------------                                      ---------------------

     1998                                                                 328
     1999                                                                   4
     2000                                                                   5
     2001                                                                   5
     2002                                                                   5
     Thereafter                                                            57
                                                                          ---
     TOTAL                                                                404
                                                                          ===


     As of September 30, 1997 the Company had unused lines of credit, primarily for short term borrowings, of Lire 254 billion. Prior to 1997 the Company did not have all of its own lines of credit but was able to benefit from the lines maintained by other Olivetti Group companies.

     Certain credit lines or borrowings obtained by the Company have been guaranteed by other Olivetti Group companies. These guarantees as of September 30, 1997 and December 31, 1996 amounted to Lire 269 billion and Lire 194 billion, respectively.

     Approximately Lire 34 billion and Lire 170 billion as of September 30, 1997 and December 31, 1996, respectively of lines credit and or borrowings were collateralized by the Company's inventory, trade receivables and fixed assets.

16.  CAPITALIZED LEASE OBLIGATIONS

     The minimum future lease payments and present values of the net minimum lease payments are as follows:

     YEAR ENDING                                               AMOUNTS
     SEPTEMBER 30,                                        (in billions of lire)
     -------------                                        ---------------------

     1998                                                                    20
     1999                                                                    17
     2000                                                                    15
     2001                                                                    16
     2002                                                                    11
     After 2002                                                              68
                                                                            ---
     Total minimum lease payments                                           147

     Less: Amount representing interest                                      49
                                                                            ---
     Present value of net minimum lease payments                             98

     Less: current portion                                                   13
                                                                            ---
     TOTAL                                                                   85
                                                                            ===

17.  INCOME TAXES

     The provision for income taxes consists of the following:

                                        FOR THE NINE MONTHS     FOR THE YEAR
                                               ENDED                ENDED
     (In billions of lire)               SEPTEMBER 30, 1997   DECEMBER 31, 1996
     ---------------------              -------------------   -----------------

     CURRENTLY PAYABLE:
        Italian taxes                                     1                   1
        International taxes                               8                  20
        Italian state and local taxes                     1                  --
                                                        ---                 ---
                                                         10                  21

     DEFERRED:
        Italian taxes                                    --                  --
        International taxes                               5                   8
        Italian state and local taxes                    --                  --
                                                        ---                 ---
     TOTAL                                               15                  29
                                                        ===                 ===

     Temporary differencies and carryforwards as of September 30, 1997 and December 31, 1996 are as follows:


(In billions of lire)                                SEPTEMBER 30 ,1997     DECEMBER 31, 1996
---------------------                                ------------------     -----------------
Current deferred tax assets:
  Net operating loss carryforwards                                   34                    23
  Account Receivable                                                 16                     6
  Inventories                                                        20                    29
  Accrued income and prepaid expenses and
    other current assets                                              7                     5
  Property, plant and equipment, net                                  3                    10
  Accounts payable and accrued liabilities                            2                     5
  Other current liabilities                                          15                    15
  Other                                                               5                     4
                                                                   ----                  ----
    Net deferred tax assets                                         102                    97

Valuation allowance                                                (100)                  (94)
                                                                   ----                  ----
Total current deferred tax assets                                     2                     3
                                                                   ====                  ====

Non-current deferred tax assets:
  Net operating loss carryforwards                                  622                   585
  Accounts payable and accrued liabilities                           82                    91
  Other non-current liabilities                                      47                    35
  Intangible assets                                                  51                    50
  Accounts receivable                                                --                     8
  Other                                                              13                    11
                                                                   ----                  ----
    Total                                                           815                   780

Non-current deferred tax liabilities:
  Accounts receivable                                                 2                    --
  Property, plant and equipment                                      37                    44
                                                                   ----                  ----
    Total                                                            39                    44

Net non-current deferred tax assets                                 776                   736
Valuation allowance                                                (766)                 (723)
                                                                   ----                  ----
TOTAL NON CURRENT DEFERRED TAX ASSETS                                10                    13
                                                                   ====                  ====



     For financial reporting purposes, a valuation allowance was recognized for the amount of the deferred tax assets as of September 30, 1997 and December 31, 1996, that more likely than not will not be realized on a separate company basis by tax jurisdiction.

     At September 30, 1997, the Company had operating loss carryforwards totalling approximately Lire 1,541 billion, the tax effect of which is approximately Lire 656 billion.

     These carryforwards will expire as follows:

     (In billions of lire)                                               AMOUNTS
     ---------------------                                               -------
     as at 1997                                                               34
           1998                                                               39
           1999                                                               37
           2000                                                               47
           2001                                                               44
     After 2001                                                              162
     Without expiration                                                      293
                                                                             ---
     TOTAL                                                                   656
                                                                             ===

     As a result of changes in the Company's legal structure during 1996, as described in note 1, the Company lost the use of certain net operating loss carryforwards and acquired the use of certain other net operating loss carryforwards the net tax effect of which is a decrease in net operating loss carryforwards of approximately Lire 704 billion. The net reduction in net operating loss carryforwards resulted in a corresponding decrease in valuation allowance.

     The reconciliation from the statutory taxes and tax rate to the effective taxes and tax rate for each of the periods is as follows:


                                          SEPTEMBER 30, 1997             DECEMBER 31, 1996
(In billions of lire)                     AMOUNT           %             AMOUNT          %
---------------------                     ------------------             -----------------

Taxes at Italian statutory tax rate           55          53                189         53
Non deductible losses                        (15)        (15)               (61)       (17)
Changes in valuation allowance               (49)        (47)              (153)       (43)
Impact of foreign tax rates                    3           3                 --         --
Other                                         (9)         (9)                (4)        (1)
                                             ---------------               ---------------
EFFECTIVE INCOME TAX RATE                    (15)        (15)               (29)        (8)
                                             ===============               ===============

18.  EMPLOYEE BENEFIT PLANS

     The Company sponsors various employee benefit plans, including defined benefit and defined contribution pension plans, which cover substantially all employees worldwide and the Company also participates in multiemployer postretirement benefit plans which cover certain employees in Italy.

     DEFINED BENEFIT PENSION PLANS
     The Company's international subsidiaries maintain defined benefit pension plans that provide plan benefits primarily based on the employee's compensation during the last years before retirement and the number of years of service. The Company has plans under which funds are deposited with trustees, annuities are purchased under group contracts, or reserves are provided. In certain countries the funding of pension plans is not a common practice, consequently, the Company has pension plans which are underfunded. Several of these plans including plans in the Company's Subsidiaries in Germany, Canada and South Africa have been frozen whereby employees in these locations are no longer accruing additional benefits.

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 87 "Employers' Accounting for Pensions" for its defined benefit plans located outside the United States. The initial adoption of SFAS No. 87 resulted in Lire 25 billion increase in net liabilities representing the amount of the net transition obligation that would have been amortized, net of tax, had SFAS No. 87 been adopted as of January 1, 1989. The Company did not obtain SFAS No. 87 actuarial valuations of immaterial defined benefit arrangements.

     Net pension expense for the Company's defined benefit plans for the nine months ended September 30, 1997, and for the year ended December 31, 1996 included the following components:


                                        NINE MONTHS ENDED       YEAR ENDED
     (In billions of lire)             SEPTEMBER 30, 1997    DECEMBER 31, 1996
     ---------------------             ------------------    -----------------

     Service cost                                      17                   22
     Interest cost                                     22                   27
     Actual return on plan assets                     (25)                 (24)
     Net amortization and deferral                      7                   --
                                                      ---                  ---
     NET PERIODIC PENSION COST                         21                   25
                                                      ===                  ===


     During 1996, the Company instituted a workforce reduction program in its Japanese subsidiary resulting in a net curtailment gain of Lire 2 billion and work force reduction costs of Lire 17 billion. The Company received Lire 13 billion from the Olivetti Group as reimbursement for these costs. The reimbursement has been recorded as an increase in net assets.

     The following table sets forth the actuarial present value of the benefit obligations and funded status for the Company's defined benefit plans:

                                                              SEPTEMBER 30, 1997                      DECEMBER 31, 1996
                                                      PLANS HAVING        PLANS HAVING         PLANS HAVING        PLANS HAVING
                                                    ASSETS IN EXCESS      ACCUMULATED        ASSETS IN EXCESS       ACCUMULATED
                                                     OF ACCUMULATED       BENEFITS IN         OF ACCUMULATED        BENEFITS IN
     (In billions of lire)                              BENEFITS        EXCESS OF ASSETS         BENEFITS        EXCESS OF ASSETS
     ---------------------                          ------------------------------------     ------------------------------------
     Actuarial present value of:
        Vested Benefit Obligations                               267                 232                  186                 234
        Non vested benefits                                        1                   3                   --                   4
                                                                 ---                ----                  ---                ----
        Accumulated Benefit Obligation ("ABO")                   268                 235                  186                 238
        Effect of further salary increases                        20                  29                   10                  33
                                                                 ---                ----                  ---                ----
        Projected Benefit Obligation ("PBO")                     288                 264                  196                 271
        Plan assets at fair market value                         325                  99                  235                 102
                                                                 ---                ----                  ---                ----
        Plan assets in excess of (less than) PBO                  37                (165)                  39                (169)
        Unrecognized net (gain) loss                              --                  (9)                  (2)                 --
        Unrecognized transition (asset) obligation               (15)                 39                  (16)                 42
        Unrecognized Prior Service cost                           --                  --                   --                  --
        Additional minimum liability                              --                  (7)                  --                 (10)
                                                                 ---                ----                  ---                ----
      ACCRUED PENSION COST                                        22                (142)                  21                (137)
                                                                 ===                ====                  ===                ====


     Pursuant to SFAS No. 87, intangible assets of Lire 7 billion and Lire 10 billion were recorded as of September 30, 1997 and December 31, 1996, respectively, in order to recognize the required minimum liability.

     The following table provides the range of assumptions, which are based on the economic environment of each applicable country, used to develop net periodic pension cost and the actuarial present value of projected benefit obligations:

                                        NINE MONTHS ENDED         YEAR ENDED
                                       SEPTEMBER 30, 1997     DECEMBER 31, 1996
                                       ------------------     -----------------

     Rate of return on assets             3.30% - 8.50%         3.30% - 9.50%
     Discount rate                        3.50% - 7.50%         3.50% - 8.50%
     Salary growth                        3.00% - 5.50%         3.00% - 6.50%


     ITALIAN TFR

     Under Italian law, deferred compensation accrues in favour of employees and agents which they (or in the case of their death, their heirs) are entitled to collect upon termination of employment or under certain other circumstances. The amount payable related to each year's service is calculated on the basis of the remuneration for that year and will be subject to annual revaluations based on increases in the Italian cost-of-living index (ISTAT). Provision for the effect of such revaluations is made as increases in the cost-of-living index are realized. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 181 billion and Lire 171 billion, respectively for this liability, which is unfunded.

     DEFINED CONTRIBUTION PENSION PLANS

     In addition to the defined benefit plans described above, the Company also sponsors defined contribution plans in various countries. The Company's expense for the defined contribution plans totaled approximately Lire 4 billion and Lire 5 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.


     MULTIEMPLOYER POSTRETIREMENT PLANS

     The Company, as part of the Olivetti Group, sponsors contributory retiree health benefit plans for managers and employees for its Italian operations which provide medical and dental benefits to employees who meet age and years of service requirements prior to retirement and who agree to contribute to a portion of the cost. The amounts charged to expense for the nine months ended September 30, 1997 and the year ended December 31, 1996, were not significant.

19.  POSTEMPLOYMENT AND TERMINATION BENEFITS

     The Company provides certain postemployment and termination benefits to certain qualified former or inactive employees. The benefits are paid in either lump sum amounts or during the period following employment but before retirement. Postemployment and termination benefit expense totaled Lire 0 (nil) billion and Lire 2 billion for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively. Included in other liabilities are accruals of Lire 5 billion and Lire 7 billion as of September 30, 1997 and December 31, 1996, respectively for these benefits.

     In prior years the Olivetti Group shut down the manufacturing business in its subsidiary in Spain. This business was part of the Non-Olsy Business. As part of the shut down, the Olivetti Group granted termination benefits to the affected employees. The benefits consist of direct payments to the employee, social security contributions and supplements to retirement income. The Olivetti Group recorded a provision for this liability. During 1996 this liability was transferred to the Company and recorded as part of the net capital distribution. Included in other liabilities as of September 30, 1997 and December 31, 1996 is approximately Lire 72 billion and Lire 71 billion, respectively for this liability. On December 31, 1997, the liability was assumed by Promociones Actividades Comerciales RAP S.A. ("Rapida"), another Olivetti Group company, in exchange for a payment equal to the recorded book value of the liability. Pursuant to the agreement, Rapida will reimburse the Company for the future benefit payments to the terminated employees. Such assignment, however does not discharge the Company, which remains primarily liable, from its obligation to the terminated employees.

20.  COMMITMENTS AND CONTINGENCIES

     Legal Proceedings

     The Company is involved in various legal disputes in the ordinary course of its business. These disputes relate to claims for damages mainly in connection with the sale of goods and services and recourses against adjudication of contracts. In some of these disputes the Company has filed counter-claims. Based on advice from the Company's legal advisors, management does not believe that the outcome of such disputes will materially affect the Company's results of operations, cash flows, or financial position.

     Operating Leases

     EXPENSE
     Costs of office space, vehicles, manufacturing equipment, and office and data processing equipment held under operating leases amounted to approximately Lire 50 billion for the nine months ended September 30, 1997 and Lire 65 billion for the year ended December 31, 1996.

     The approximate future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms are as follows:

     (In billions of lire)                              YEAR ENDING SEPTEMBER 30
     ---------------------                              ------------------------

     1998                                                                     54
     1999                                                                     35
     2000                                                                     23
     2001                                                                     22
     2002                                                                     20
     Thereafter                                                               58
                                                                             ---
     TOTAL                                                                   212
                                                                             ===


     RENTAL INCOME
     Certain rentals of the Company's commercial equipment are accounted for as operating leases. The minimum future revenues to be received on commercial equipment as of September 30, 1997 are as follows:

     (In billions of lire)                              YEAR ENDING SEPTEMBER 30
     ---------------------                              ------------------------

     1998                                                                      8
     1999                                                                      4
     2000                                                                      4
     2001                                                                      3
     2002                                                                      2
     Thereafter                                                               10
                                                                              --
     TOTAL                                                                    31
                                                                              ==

     Guarantees

     From time to time, the Company guarantees the financing for product purchases by customers. The Company seeks to limit its exposure to credit risks in any single country or region. Certain financial guarantees are backed by amounts held in trust for the Company.


     "Year 2000"

     The Company has commenced an evaluation of its potential commitments regarding the "Year 2000" date recognition issue in computer systems. The evaluation will consider the Company's responsibilities concerning the systems installed in the past with customers, the situation of its internal systems, those of its key suppliers and the opportunities to transact new business. At this time it is not possible to quantify the economic effect that may result from the issue.


     Purchase Commitment

     With reference to the agreement for the sale of Syntax Processing ("Syntax") from the Olivetti Group, the Company is committed to purchase a minimum level of certain services from Syntax for approximately five years for a minimum total amount of Lire 339 billion. The costs for the services are determined based on rates established in the agreement. During the nine months ended September 30, 1997 and the year ended December 31, 1996, purchased services exceeded the required minimums.


     Pending Acquisition

     The Company is committed to purchase the remaining 2000 shares (40%) of Datrac AG, at a price to be determined based on the profits realized during the three year period 1995-1997. The purchase price may range between Lire 16 billion and Lire 21 billion.


     Purchase Price Adjustment

     In connection with the acquisition in 1997 of an equity investment in Open Access Ltd., the Company is committed to pay to the seller a price adjustment to be determined based on earnings (as defined) in the next three years.


     Guarantees and Commitments Received

     Olivetti S.p.A. has made the following commitments to the Company: 1) to hold Olivetti Corporation of Japan harmless for any possible funding deficit in the local pension plan; 2) to assume the capital lease agreement entered into in respect of the office building located in Paris, France; 3) to purchase from the Company some minor shareholdings at their Italian GAAP book values; 4) to reimburse the

     Company for any possible shortfalls in the workforce reduction provisions recorded in the Italian GAAP financial statements as of September 30, 1997; and 5) to hold the Company harmless for the renovation costs of the German office buildings in excess of the amounts accrued in the Italian GAAP financial statements as of September 30, 1997.

     Olivetti S.p.A. has pledged to financially support certain of the operating subsidiaries of the Company that have incurred substantial losses in the past.

     As of September 30, 1997, Olivetti S.p.A. granted approximately Lire 19 billion in performance guarantees to third party suppliers on behalf of the Company.


21.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, advances to related parties, due to related parties, accounts payable, other loans of foreign subsidiaries, short term bank borrowings and debt from factors or other financial institutions are not materially different than fair value due to the short-term maturities of these instruments.

     The fair values of marketable securities classified as available-for-sale, were based on quoted market prices of these or similar instruments where available. The fair value of available-for-sale securities totaled Lire 9 billion at September 30, 1997, and Lire 6 billion at December 31, 1996 which corresponds to the carrying amounts recorded in current marketable securities. All other marketable securities are classified as held-to-maturity and carried at amortized cost.

     For the research and assisted loans provided by the Italian government, the Company is unable to quantify the fair value of these instruments due to their nature.


22.  GEOGRAPHIC AREAS AND SEGMENT INFORMATION

     The Company operates entirely in one industry segment, information technology (IT). As previously reported, the Company is a provider of IT solutions and services to the Italian, European and global market.

     The following is a summary of operations by geographic region at September 30, 1997 and December 31, 1996.

                                                     NINE MONTHS ENDED           YEAR ENDED
     (In billions of lire)                           SEPTEMBER 30, 1997      DECEMBER 31, 1996
     ---------------------                           ------------------      -----------------
     Sales:
        Italy                                                       942                  1,515
        Europe                                                    1,242                  1,954
        United States                                               240                    279
        Other                                                       446                    733
                                                                  -----                  -----
     Total                                                        2,870                  4,481
                                                                  =====                  =====

     Earnings (losses) before interest expense,
     provision for income taxes, minority
     interest and extraordinary item:
        Italy                                                       (89)                  (231)
        Europe                                                       19                      8
        United States                                                 6                    (10)
        Other                                                        (4)                   (15)
                                                                  -----                  -----
     Total                                                          (68)                  (248)
                                                                  =====                  =====

     Identifiable assets:
        Italy                                                     1,675                  1,932
        Europe                                                    1,251                  1,251
        United States                                               150                    165
        Other                                                       353                    403
                                                                  -----                  -----
     Total                                                        3,429                  3,751
                                                                  =====                  =====



     Europe includes operations located primarily in United Kingdom, Netherlands, Belgium, Spain and France.

23.  RESTRUCTURING COSTS

     In 1995 the Company approved a restructuring plan (the "1995 Plan") which at December 31, 1995 concerned 1,230 employees, which decreased to 356 at December 31, 1996, after the termination of 874 employees during the year. An additional 173 employees were terminated during the nine months ended September 30, 1997. In 1996 the Company approved a new plan (the "1996 Plan") for the termination of 157 employees, to be terminated in the first nine months of 1997. In 1997 and additional plan was approved for the termination of an additional 10 employees to be terminated by the end of 1997.


     The relevant costs incurred are as follows:

     (In billions of lire)                                                AMOUNT
     ---------------------                                                ------

     Year ended December 31, 1996                                             82
     Nine months ended September 30, 1997                                      1


     NUMBER OF EMPLOYEES                       PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
        TO BE TERMINATED                             IN                IN            THE NINE MONTHS ENDED
                                                    1995              1996            SEPTEMBER 30, 1997
     -------------------                       -----------------------------------------------------------

     December 31, 1996                                   356               157                          --
     September 30, 1997                                  183                77                          10


     AMOUNTS PAID                              PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
                                                     IN                IN            THE NINE MONTHS ENDED
     (In billions of lire)                          1995              1996            SEPTEMBER 30, 1997
     ---------------------                     -----------------------------------------------------------

     Year ended December 31, 1996                         77                --                          --
     Nine months ended September 30, 1997                 14                14                          --


     NUMBER OF EMPLOYEES                       PLAN APPROVED     PLAN APPROVED         PLAN APPROVED IN
     ACTUALLY TERMINATED                             IN                IN            THE NINE MONTHS ENDED
                                                    1995              1996            SEPTEMBER 30, 1997
     -------------------                       -----------------------------------------------------------

     Year ended December 31, 1996                        874                --                          --
     Nine months ended September 30, 1997                173                80                          --

24.  RELATED PARTY TRANSACTIONS

     Sales to related parties and purchases from related parties are estimated as Lire 150 billion and Lire 300 billion for the nine months ended September 30, 1997 and as Lire 350 billion and Lire 800 billion for the year ended December 31, 1996, respectively.


25.  OTHER REVENUES

                                                       NINE MONTHS ENDED                   YEAR ENDED
     (In billions of lire)                            SEPTEMBER 30, 1997                DECEMBER 31, 1996
     ---------------------                            ------------------                -----------------

     Net gain on sales of fixed assets                                20                                4
     Net gain on sales of shareholding                                11                                3
     Equity in earnings                                                1                                1
     Other                                                            36                                6
                                                                     ---                              ---
     TOTAL                                                            68                               14
                                                                     ===                              ===


     Net gain on sales of fixed assets for the nine months ended September 30, 1997, relates primarily to the sale of a building in Spain for proceeds of Lire 26 billion resulting in a gain of Lire 19 billion.


26.  INTEREST EXPENSE, NET

     Interest expense, net consists of the following:

                                                       NINE MONTHS ENDED                   YEAR ENDED
     (In billions of lire)                            SEPTEMBER 30, 1997                DECEMBER 31, 1996
     ---------------------                            ------------------                -----------------


     Net interest (charged by) income from
      other Olivetti Group companies                                  (4)                              13
     Interest expense, third party borrowings                        (19)                             (60)
     Securitization charges                                          (12)                             (29)
                                                                     ---                              ---
     TOTAL                                                           (35)                             (76)
                                                                     ===                              ===



27.  CAPITAL INCREASE

     During the nine months ended September 30, 1997, the Company and another Olivetti Group company contributed Lire 22 billion and Lire 15 billion, respectively to Olivetti Espana S.A. The contribution of Lire 15 billion from the other Olivetti Group company has been recorded in the statement of net assets (liabilities). The remaining amount eliminates in consolidation.

28.  EXTRAORDINARY ITEM

     During 1996 the Company repurchased from a related party equipment for approximately Lire 83 billion held under several sale-leaseback agreements. The sale-leaseback agreements were accounted for as financing arrangements by the Company. The repurchase has been accounted for as an early extinguishment of the financing arrangements resulting in an extraordinary loss of approximately Lire 30 billion. The loss results in a deferred tax asset with a corresponding full valuation allowance.


29.  SUBSEQUENT EVENTS

     a) On December 31, 1997, net receivables included in trade receivables as of September 30, 1997 and December 31, 1996 of Lire 82 billion were sold to another Olivetti Group company for proceeds of Lire 102 billion. The transaction has been accounted for as a sale of receivables for Lire 82 billion and a capital contribution of Lire 20 billion.

     b) Subsequent to September 30, 1997, a change in Italian tax legislation was enacted which becomes effective on January 1, 1998. The change in the tax law includes a repeal of certain local taxes on income and adjusts taxable income for certain expense and income items. The Company has not yet estimated the impact of the new legislation on its financial position and its results of operations.


     c) On March 17, 1998, the Olivetti Group sold almost all of its ownership interests in Olsy, except for its interest in Olivetti Corporation of Japan, which was sold on April 7, 1998, to Wang Laboratories, Inc. pursuant to the terms of the Stock Purchase Agreement by and among Wang Laboratories, Inc., Wang Nederland BV, Ing. C. Olivetti & C. S.p.A., Olivetti Sistemas e Servicious Limitada and Olivetti do Brasil S.A. dated February 28, 1998. The Stock Purchase Agreement together with certain other ancillary agreements contain provisions which required the consummation of certain pre-closing transactions and other actions by the Company and/or the Olivetti Group, some of which have been previously described in other sections of these notes to the combined consolidated financial statements. Under the terms of the agreements, the Olivetti Group (1) settled or extinguished all amounts due from/to the Company under certain related party borrowing/funding arrangements; (2) and the Company, subject to normal trade practice, agreed on the amounts immediately due on the outstanding trade receivables and payables between the companies; (3) caused the assignment of the Company's termination liability for the terminated employees of the Spanish subsidiary to another Olivetti Group company, as previously stated in note 19; (4) made cash contributions of Lire 40 billion to the Company; (5) purchased certain receivables of the Company for approximately Lire 102 billion; and (6) purchased from the Company certain real property located in Spain for consideration equal to the net book value of Lire 10 billion. The Company (1) repaid or extinguished all amounts owed under third party credit facilities and loan arrangements, except for certain borrowings of the Company's subsidiary in Japan, and caused all relevant liens on the assets of the Company to be released; (2) terminated all securitization and factoring arrangements and settled all amounts due to or from third parties as a result of the arrangements and caused all relevant liens on the assets of the Company to be released; (3) purchased additional shares in Olivetti Ricerca, another Olivetti Group company, for approximately Lire 8 billion, increasing its interest to 19.9%, and (4) recorded in its Italian GAAP financial statements certain additional provisions for abandoned space, vacation, work force reduction and costs to complete the renovation of the office buildings in Germany.

     Pursuant to the terms of the Stock Purchase Agreement and certain other ancillary agreements, the Olivetti Group provided the Company with certain additional guarantees and commitments. In this regard, the Olivetti Group will (1) assume the capital lease of the office building located in Paris, France at a date no later than the closing date or June 30, 1998; (2) reimburse/charge the Company 75% of any shortfall/excess in the work force reduction provision recorded in the Italian GAAP accounts and for certain wages incurred after July 1, 1998; (3) purchase from the Company any trade receivables recorded in the closing financial statements in excess of the allowance for doubtful accounts which will not be collected within a certain period of time; (4) purchase any unbilled trade receivable of the company, not collected within a certain period of time; (5) reimburse the Company for the minimum amounts due under the Syntax agreement for which services were not purchased, except Olsy is committed to purchase services amounting to at least Lire 43 billion in 1998 and Lire 18 billion in 1999; and (6) will reimburse the Company for all benefits paid during the period commencing on the closing date and ending on December 31, 2000, from the Olivetti Corporation of Japan pension plan for benefits accrued to employees as of the closing date and will reimburse/charge the Company for 80% of the benefit deficit/surplus, as defined, of the plan as determined on December 31, 2000, net of applicable taxes.

     These combined consolidated financial statements do not reflect the affect of these transactions or any adjustment resulting from the acquisition of the Company by Wang.

     d) On May 12, 1998, the Company's subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. At September 30, 1997 and December 31, 1996, the subsidiary's net liabilities reflected in these combined consolidated financial statements approximated Lire 24 billion and Lire 35 billion, respectively. The subsidiary's revenues and net loss for the nine months ended September 30, 1997 and the year ended December 31, 1996, were approximately Lire 79 billion and Lire 8 billion and Lire 192 billion and Lire 28 billion, respectively.

                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS


On March 17, 1998 (the "Closing Date"), the Company completed the purchase of Olivetti Solutions ("Olsy"), a wholly-owned information technology ("IT") solutions and service subsidiary of The Olivetti Group ("Olivetti"), except for Olivetti Corporation of Japan ("OCJ"), the purchase of which was not completed until April 7, 1998. Olsy's revenues for the calendar year ended December 31, 1997 were approximately $2.4 billion.

In consideration for Olsy, the Company paid Olivetti $68.6 million in cash; 8,750,000 shares of common stock (of which 1,500,000 are expected to be delivered before the end of calendar year 1998, subject to shareholder approval) with a value of $146.8 million at the time of issuance; 5,000,000 stock appreciation rights ("SARs") which give Olivetti value for the increase in the market price of the Company's common stock above $30.00 per share at any time from March 2001 to March 2005 and are redeemable in cash or common stock at the Company's election; and the potential for an additional amount (an "earnout") of up to $56.0 million payable in the year 2000, subject to meeting mutually-agreed performance targets for the calendar years 1998 and 1999. The earnout will be recorded at the time it becomes probable that a payment will be required and the amount can be reasonably estimated.

The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, purchase price allocations are made to the assets acquired and the liabilities assumed based on their respective fair values. The value of the shares was recorded at a discount of 35% of the market value of the Company's common stock in part because the shares are not registered and are subject to a three-year restriction period. The value of the SARs was recorded based on the historical and implied volatility of the common stock, considering both the minimum guaranteed price and the restrictions on exercise inherent in the SARs. The stock and SAR values were supported by an independent valuation.

The Company estimates that expenditures of as much as $380 million will be required over the next 24 to 36 months in connection with the integration and rightsizing of both Olsy and Wang. The Company currently estimates that approximately $290 million of the $380 million will be related to severance and redundant facilities related to Olsy. Of the $290 million, $45 million was recorded by Wang as part of purchase accounting at March 31, 1998. An additional $90 million will relate to integration-related costs, systems and other costs, of which $23.2 million was recorded at March 31, 1998. Under certain conditions, costs related to the acquired Olsy business will be accounted for as an additional cost of the acquisition at the time the formal plan of restructuring is completed. The accompanying unaudited pro forma financial statements assume that the remaining Olsy-related costs will be accounted for as additional costs of the acquisition. Integration-related costs attributable to Wang will be accounted for as charges to operations in the periods they are determined.

The estimated excess of the acquisition cost over the net tangible assets acquired was determined as follows:

                                                        Unaudited
                                     -----------------------------------------------------------------
                                       AS REPORTED                                               PRO
                                     MARCH 31, 1998         OCJ          ADJUSTMENTS            FORMA
                                     --------------       ------         -----------           -------


Cash (including $18.0 million of
transaction costs)                      $  47.0           $ 39.6                               $  86.6

Common Stock                              146.9                                                  146.9

Stock Appreciation Rights                  41.8                                                   41.8
                                        -------           ------            ------             -------

TOTAL CONSIDERATION                       235.7             39.6                                 275.3



Estimated Olsy Restructuring
Liability                                                                    245.0               245.0
                                        -------           -------            ------             -------

TOTAL ESTIMATED ACQUISITION
COST                                      235.7             39.6             245.0               520.3

Estimated Fair Value of Net

Tangible Assets Acquired                 (130.3)             7.6             (25.2)             (147.9)
                                        -------           ------            ------             -------

Estimated Excess of Purchase
Price over Net Tangible Assets
Acquired                                $ 105.4           $ 47.2            $219.8             $ 372.4
                                        =======           ======            ======             =======

The estimated excess of the purchase price over the fair value of the net assets acquired of $372.4 million has been reflected in the unaudited pro forma financial statements based on a preliminary purchase price allocation. Finalization of the allocation of the purchase price to assets acquired and liabilities assumed is subject to appraisals, valuations, evaluations and other analyses of the fair value of assets acquired and liabilities assumed, including the anticipated valuation of certain purchased research and development activities and the finalization of the formal Olsy restructuring plans.

The estimated excess of purchase price over the net tangible assets acquired has been allocated on a preliminary basis as follows:

                                                               Estimated
                                                          Values (in millions)
                                                          --------------------

            Developed software                                   $ 60.0
            Trademarks                                             30.0
            Goodwill                                              207.4
                                                                 ------
                     Olsy related intangible assets               297.4
            In process research and development                    75.0
                                                                 ------
                             Total                               $372.4
                                                                 ======

In process research and development is to be expensed upon finalization of the pending valuation, expected in the fourth quarter of fiscal 1998; developed software is amortized based upon the ratio of anticipated annual revenues to total anticipated revenues over the life of the developed software, primarily within three years; trademarks - two to five years and goodwill - twenty-five years.

Based upon these estimates, the pro forma impact of amortization expense for the succeeding five years is $45.0 million, $34.0 million, $20.0 million, $15.0 million and $14.0 million, respectively. These estimates of amortization expense are highly dependent upon the amounts of Olsy related restructuring costs which still have not been finalized or approved, as well as the allocation of the excess of purchase price over identifiable tangible assets to various intangible asset categories. Management anticipates that the purchase price allocation will be finalized by June 30, 1998.

The unaudited consolidated balance sheet at March 31, 1998 included in the Company's report on Form 10-Q for the quarterly period ended March 31, 1998 reflects both the balance sheet of the acquired company and certain preliminary purchase accounting adjustments recorded as of that date by the Company. In addition, the accompanying unaudited pro forma combined condensed balance sheet includes the effect of the nonrecurring charge to operations for the fair value of certain technology under research and development estimated at $75 million and is reflected as a direct reduction to equity; the estimated incremental liability associated with restructuring the Olsy business of $245 million; the preliminary allocation of excess purchase price to identifiable intangible assets; and the acquisition of OCJ which was completed April 7, 1998. In connection with the acquisition of OCJ, Olivetti has agreed to reimburse the Company for the unfunded pension liability at the acquisition date. The unfunded pension liability at March 31, 1998 was $25.2 million and has been reflected as a reduction of purchase price in the accompanying pro forma financial statements.

The accompanying unaudited pro forma combined condensed statements of operations for the Company's nine months ended March 31, 1998 and its fiscal year ended June 30, 1997 have been prepared to give effect to the acquisition of Olsy by the Company. The unaudited pro forma combined statements of operations do not include the nonrecurring charge to operations for the fair value of certain purchased technology under research and development of $75 million, nor other nonrecurring charges which may result from the transaction and the integration of Olsy into the Company.

On May 12, 1998, the Company's Olsy subsidiary in Germany filed a petition in local court to initiate bankruptcy proceedings. The pro forma financial statements presented herein include the results of operations and financial position of this subsidiary.

The unaudited pro forma information has been prepared assuming that the acquisition, including OCJ, occurred at the beginning of the Company's most recently completed fiscal year which began July 1, 1996. The pro forma information is based on the historical financial statements of the company and Olsy, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma financial information. The pro forma information for the nine months ended March 31, 1998 includes the unaudited historical results of Wang and Olsy for the nine months then ended. The pro forma information for the fiscal year ended June 30, 1997 includes the historical results of Wang plus the unaudited historical results of Olsy for the four quarters ended September 30, 1997. Accordingly, the unaudited results of operations for the Olsy quarter ended September 30, 1997 are included in both the nine month and fiscal year periods. Revenues and loss from continuing operations for that quarter were $509.2 and $32.2, respectively.

The pro forma information is unaudited and does not purport to be indicative of the financial position or results of operations that would have been attained had the combination been in effect on the dates indicated, nor of future results of operations of the combined Company. The unaudited pro forma financial statements should be read in conjunction with the separate audited financial statements and notes thereto of Wang Laboratories, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1997, the unaudited financial information included in Wang's Form 10-Q for the three and nine month periods ended March 31, 1998, and the audited financial statements and notes thereto of Olsy for the year ended December 31, 1996 and the nine months ended September 30, 1997 included as part of this Form 8-K/A.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 1998
                                   (Unaudited)
                  (Dollars in millions, except per share data)

                                            Historical       Historical      Pro Forma              Pro Forma
                                             Wang (A)        OCJ (B)(1)     Adjustments              Combined
                                            ----------       ----------     -----------             ---------
ASSETS
------
CURRENT ASSETS
  Cash and equivalents                       $  238.7          $ 23.2         $   --                 $  261.9
  Accounts receivable, net                      790.8            50.6             --                    841.4
  Inventories                                   188.7             9.0             --                    197.7
  Other current assets                          200.9             4.6             --                    205.5
                                             --------          ------         ------                 --------
                                              1,419.1            87.4             --                  1,506.5
Depreciable assets, net                         292.1             9.9             --                    302.0
Intangible assets, net                          304.2             0.5             --                    304.7
Olsy-related intangible assets                  105.4              --          192.0 (2,3,4)            297.4
Other                                           117.8              --          (14.4)(2)                103.4
                                             --------          ------         ------                 --------
     Total assets                            $2,238.6          $ 97.8         $177.6                 $2,514.0
                                             ========          ======         ======                 ========

LIABILITIES AND
---------------
STOCKHOLDERS' EQUITY
--------------------
CURRENT LIABILITIES
  Borrowings due within one year             $  120.3          $ 27.7         $   --                 $  148.0
  Accounts payable                              381.5            17.3             --                    398.8
  Accrued expenses                              242.1            34.4             --                    276.5
  Other current liabilities                     372.2              --          245.0 (3)                617.2
  Deferred service revenue                      156.1             0.9             --                    157.0
                                             --------          ------         ------                 --------

     Total current liabilities                1,272.2            80.3          245.0                  1,597.5
                                             --------          ------         ------                 --------

Long-term liabilities                           291.3            25.2             --                    316.5
                                             --------          ------         ------                 --------

Minority interest                                 6.7              --             --                      6.7
                                             --------          ------         ------                 --------

Series A Preferred Stock                         86.0              --             --                     86.0
                                             --------          ------         ------                 --------

STOCKHOLDERS' EQUITY
  Series B Preferred Stock                      138.3                                                   138.3
  Common stock                                    0.5              --             --                      0.5
  Capital in excess of par value                484.0            52.1          (52.1)(2)                484.0
  Cumulative translation
    adjustment                                   (8.6)             --             --                     (8.6)
  Retained earnings
    (accumulated deficit)                       (31.8)          (59.7)         (15.3)(2,4)             (106.8)
                                             --------          ------         ------                 --------
    Total stockholders' equity                  582.4            (7.6)         (67.4)                   507.4
                                             --------          ------         ------                 --------
Total liabilities and
  stockholders' equity                       $2,238.6          $ 97.8         $177.6                 $2,514.0
                                             ========          ======         ======                 ========

(A) As filed on Form 10-Q for the quarter ended March 31, 1998.

(B) Olivetti Corporation of Japan balance sheet, the purchase of which was not completed by the Company until April 7, 1998. Accordingly, it was not reported in the Company's March 31, 1998 balance sheet.

         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1998
                                   (Unaudited)
                  (Dollars in millions, except per share data)


                                            Historical       Historical      Pro Forma          Pro Forma
                                             Wang (A)        Olsy (B)(5)    Adjustments          Combined
                                            ----------       -----------    -----------         ---------
Net revenue                                  $1,053.7          $1,640.7       $   --             $2,694.4
                                             --------          --------       ------             --------

Costs and expenses
  Cost of revenues                              825.2           1,289.7           --              2,114.9
  Research and development                        3.7              16.2           --                 19.9
  Selling, general and
     administrative                             194.5             324.6           --                519.1
  Amortization of intangibles -
     acquisition and fresh-start                 21.1              22.4         25.6 (6)             69.1
  Acquisition-related charges                    12.5                --           --                 12.5
  Restructuring charges                          10.7              30.9           --                 41.6
                                             --------          --------       ------             --------
     Total costs and expenses                 1,067.7           1,683.8         25.6              2,777.1
                                             --------          --------       ------             --------

Operating loss                                  (14.0)            (43.1)       (25.6)               (82.7)

Other (income) expense                           (6.3)              9.8          3.7 (7)              7.2
                                             --------          --------       ------             --------

Income (loss) before income taxes                (7.7)            (52.9)       (29.3)               (89.9)
Provision (benefit) for
  income taxes                                   13.4               6.7           --                 20.1
                                             --------          --------       ------             --------

Income (loss) from continuing
  operations                                 $  (21.1)         $  (59.6)      $(29.3)            $ (110.0)
                                             ========          ========       ======             ========

Income (loss) from continuing
  operations applicable to
  common stockholders                        $  (31.7)         $  (59.6)      $(29.3)            $ (120.6)
                                             ========          ========       ======             ========

Earnings per share
  Basic                                      $  (1.22)                                           $  (2.56)
  Diluted                                    $  (1.22)                                           $  (2.56)

Shares used to compute per
  share amounts
  Basic                                          39.8                                                47.1
  Diluted                                        39.8                                                47.1

(A) As filed on Form 10-Q for the quarter ended March 31, 1998.

(B) Includes Olsy and Olivetti Corporation of Japan historical data for the nine months ended March 31, 1998.


         See Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 1997
                                   (Unaudited)
                  (Dollars in millions, except per share data)

                                            Historical       Historical      Pro Forma          Pro Forma
                                             Wang (A)        Olsy (B)(5)    Adjustments          Combined
                                            ----------       -----------    -----------         ---------

Net revenue                                  $1,268.4          $2,653.3       $   --             $3,921.7
                                             --------          --------       ------             --------

Costs and expenses
  Cost of revenues                              961.0           2,074.1           --              3,035.1
  Research and development                        3.7              32.9           --                 36.6
  Selling, general and
     administrative                             243.2             603.5           --                846.7
  Amortization of intangibles -
     acquisition and fresh-start                 47.0              15.6         44.9 (6)            107.5
  Acquisition-related charges                    35.0                --           --                 35.0
  Chapter 11-related charges                      1.3                --           --                  1.3
  Restructuring charges                            --              46.1           --                 46.1
                                             --------          --------       ------             --------
     Total costs and expenses                 1,291.2           2,772.2         44.9              4,108.3
                                             --------          --------       ------             --------

Operating income (loss)                         (22.8)           (118.9)       (44.9)              (186.6)

Other (income) expense                           (0.5)             30.8          4.9 (7)             35.2
                                             --------          --------       ------             --------
Loss from continuing
  Operations before income taxes                (22.3)           (149.7)       (49.8)              (221.8)
Provision (benefit) for

  Income taxes                                  (15.6)             13.3           --                 (2.3)
                                             --------          --------       ------             --------

Loss from continuing
  Operations                                 $   (6.7)         $ (163.0)      $(49.8)            $ (219.5)
                                             ========          ========       ======             ========

Income (loss) from continuing
  operations applicable to
  common stockholders                        $  (20.8)         $ (163.0)      $(49.8)            $ (233.6)
                                             ========          ========       ======             ========

Earnings per share
  Basic                                      $  (0.56)                                           $  (5.08)
  Diluted                                    $  (0.56)                                           $  (5.08)

Shares used to compute per
  share amounts
  Basic                                          37.2                                                46.0
  Diluted                                        37.2                                                46.0

(A) As filed on Form 10-K for the year ended June 30, 1997.
(B) For the twelve months ending September 30, 1997 (unaudited).

         See Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

(1) Historical balance sheet amounts for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lira to U.S. Dollars using the exchange rate in effect for the Company at March 31, 1998.

(2) To reclassify the $39.6 million of escrow related to the purchase of OCJ included in Other Assets to Olsy-related intangible assets, net of $25.2 million for pension liabilities reimbursable by Olivetti, and to reclassify net liabilities assumed of $7.6 million to Olsy intangible assets.

(3) To record estimated amounts relating to Olsy to be incurred as part of the Company's restructuring plan.

(4)  To write off the estimated value of in process research and development.

(5) Historical amounts reported in the statement of operations for Olsy are presented in accordance with U.S. generally accepted accounting principles and have been converted from Italian Lira to U.S. Dollars using the average exchange rate for the period.

(6) To record amortization expense for the intangible assets represented by the excess of purchase price over net assets acquired, established in connection with the Company's acquisition of Olsy. The amortization expense has been calculated based on preliminary estimates of the allocation of purchase price to identifiable intangible assets. An independent valuation is being performed and is expected to be complete at June 30, 1998.

(7) To record interest expense of $3.7 million and $4.9 million for the nine months ended March 31, 1998 and the year ended June 30, 1997, respectively, on the Company's credit facility, assuming an average daily outstanding balance of $68.6 million, calculated at an interest rate of 7.125%.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WANG LABORATORIES, INC.



June 1, 1998                                 By: /s/ Franklyn A. Caine
                                                 -------------------------------
                                                 Franklyn A. Caine
                                                 Executive Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX



            23.1    Consent of Coopers & Lybrand S.p.A.

            23.2    Consent of Arthur Andersen

            23.3    Consent of Arthur Andersen

            23.4    Consent of Arthur Andersen

            23.5    Consent of Arthur Andersen

            23.6    Consent of Price Waterhouse

            23.7    Consent of Price Waterhouse

            23.8    Consent of Price Waterhouse